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                                                                    Exhibit 10.1

                                                Prepared by:

                                                /s/ JEFFREY G. ALBERTSON
                                                ------------------------
                                                Albertson Ward
                                                36 Euclid Street, P.O. Box 685
                                                Woodbury, NJ 08096
                                                (856)853-7770

                                      NOTE

$4,000,000.00                                            WOODBURY, NEW JERSEY
                                                         JUNE 9, 2004

      BETWEEN the Borrower K-TRON INTERNATIONAL, INC., A NEW JERSEY CORPORATION, whose address is Routes 55 and 553, P.O. Box 888, Pitman, New Jersey 08071-0888, referred to as "Borrower".

      AND the Lender, THE BANK, whose address is 100 Park Avenue, Woodbury, New Jersey 08096, referred to as "THE BANK".

      The phrase "THE BANK" means the original Lender and anyone else who takes this Note by transfer.

      BORROWER'S PROMISE TO PAY PRINCIPAL AND INTEREST. In return for a loan to be funded by THE BANK to Borrower on this date, Borrower promises to pay$4,000,000.00 (called "principal"), plus interest, to the order of THE BANK. Of this amount, Borrower will borrow $1,600,000.00 at a per annum fixed interest rate of 5.75%; and shall borrow the balance thereof, being $2,400,000.00, on a floating rate basis equal to the one (1) month LIBOR rate plus 185 basis points. The proceeds of the loan will be used to repay approximately $4,000,000.00 of debt owed by Borrower to the former stockholders of Pennsylvania Crusher Corporation. Interest will be charged on the outstanding principal balance due on this Note from time to time as required herein until all principal has been paid. Interest shall be calculated hereunder for the actual number of days that principal is outstanding based on a year of 360 days.

      PAYMENTS. All payments made hereunder shall be paid on the sixth (6th) day of each month beginning July 6, 2004. The loan shall be repaid as follows:
Interest-only payments shall be made monthly beginning July 6, 2004 through December 6, 2004. Thereafter, forty-eight (48) principal payments of

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$50,000.00, plus interest, shall be due monthly beginning January 6, 2005 through December 6, 2008 . Thereafter, eleven (11) principal payments of $133,333.00, plus interest, shall be due monthly beginning January 6, 2009 through November 6, 2009, with one final payment of all outstanding principal and interest due December 6, 2009. All scheduled principal and interest payments shall be applied to the variable and fixed interest rate portions of the loan in the same ratio as those floating and fixed rate portions bear to each other (initially 60/40). Borrower will pay all amounts owed under this Note no later than DECEMBER 6, 2009. All payments will be made to THE BANK at the address shown above or to a different place if required by THE BANK.

      LIBOR RATE. For the floating rate portion of the Note, the variable interest rate will equal the one (1) month LIBOR rate plus 185 basis points. The rate of interest shall be established on the twenty-fifth (25th) day of each calendar month, during the term of this Note, or the next business day thereafter, with such rate of interest to be effective on the first business day of the next calendar month. For purposes of this Note, the one (1) month LIBOR rate shall be defined as the London Interbank Offered Rate (LIBOR) for maturities of one (1) month, expressed as an annual yield, as reported in the Wall Street Journal or a comparable source on the date the quote by THE BANK is given (the "LIBOR Index Rate"). The rate of interest so established shall remain in effect until the first business day of the succeeding calendar month, at which time the rate of interest shall be reestablished as provided herein. The interest rate established at time of funding under the terms of this Note shall be the same as if established on the first of said month.

      SECURITY. As security for this instrument, Borrower's subsidiary, K-Tron America, Inc., has delivered its Guaranty; a third mortgage bearing even date herewith covering premises designated on the official tax map as Lot 3.01, Block 249, Township of Mantua, Gloucester County, New Jersey, which Mortgage is about to be recorded in the office of the Clerk of Gloucester County; and a third lien security interest, subject only to THE BANK'S first and second lien perfected security interests, in the accounts receivable, inventory, and equipment now owned or hereafter acquired by Guarantor located at Routes 55

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and 553, Pitman, New Jersey 08071. The provisions of any mortgage or security agreement given as security for this Note are incorporated herein by reference.

      COVENANTS AND CONDITIONS:

      1. Borrower has provided to THE BANK acceptable current financial statements and will provide annual updates on the Borrower and Guarantor. The updates for financial statements and tax returns are to be submitted within thirty (30) days of the date requested by THE BANK, but not earlier than the dates that any such statements are required by the U.S. Securities and Exchange Commission. Should the Borrower or Guarantor fail to submit required financial information within the required time period,THE BANK may, at its sole option, increase the interest rate on this Note by one-half (1/2) of one (1) percent per annum.

      2. The Borrower and the Guarantor must continue to maintain with THE BANK a meaningful deposit relationship.

      3. Borrower and Guarantor agree that until all obligations hereunder are fully paid and discharged, Borrower will not without the prior written consent of THE BANK:

            A. Permit the consolidated debt to net worth ratio of Borrower to be more than 1.25 at fiscal year-end 2004 and each fiscal year-end thereafter.

            B. Permit the consolidated net worth of Borrower to be less than $34 million at fiscal year-end 2004 and each fiscal year-end thereafter.

            C. Both of the above covenants set forth in paragraphs A and B above shall be calculated exclusive of declines due to changes in foreign exchange rates subsequent to January 3, 2004.

            D. Permit the consolidated annual debt coverage ratio of Borrower at each fiscal year end to be less than 1.50.

            E. Each of covenants set forth in paragraphs A, B, and D above shall be calculated without taking into account Pennsylvania Crusher Corporation and its subsidiaries.

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            F.    Permit upstreaming of funds from Guarantor to Borrower or
K-Tron Technologies, Inc. or downstreaming of funds from Borrower to Pennsylvania Crusher Corporation or its subsidiaries, except for (i) management fees consistent with past practice and royalties paid in the ordinary course of business, (ii) dividends or other advances paid or made to enable Borrower to pay any obligation to THE BANK in connection with this or any other loan, and
(iii) the settlement of inter-company accounts in the ordinary course of business consistent with past practice.

            G. Permit any merger or acquisition by Borrower or its subsidiaries involving consideration of more than $4 million without the written approval of THE BANK.

      PREPAYMENT: As to the amount borrowed under the fixed interest rate portion of this Note, Borrower shall have the right at any time during the term hereof to prepay all or a part of the principal balance of such portion then outstanding under this Note upon payment of the premiums and charges, if any, hereinafter set forth. A principal prepayment requiring such a premium or charge shall be deemed to have occurred upon Borrower's payment to THE BANK in any Loan Year of any sum in reduction of the principal which exceeds one-third (1/3) of the original principal amount borrowed under the fixed interest rate portion, excluding principal payments (including scheduled amortization) the Borrower is obligated to make under any other terms or provisions of this Note or any other document constituting a part of the loan transaction evidenced by this Note. Upon the occurrence of such a principal prepayment, including prepayment of the entire debt, THE BANK shall be entitled to charge and Borrower shall be obligated to pay, in addition to interest and all other charges then properly due, a prepayment premium equal to 2% of the amount prepaid. The term "Loan Year" as used herein is defined as any period of one year commencing on the date of the Note or on any anniversary of such date. Except as provided above, there shall be no prepayment premium or charge on a prepayment of any amount borrowed under the fixed interest rate portion.

      At no time will there by a prepayment penalty on the variable interest rate portion of the loan, which portion may be prepaid in full or in part at any time.

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      LATE CHARGE: The effective date of the receipt by the holder of any installment of this Note shall be the day on which the holder receives cash or collected funds at the place of payment as specified herein in payment of any such installment. Borrower shall be entitled to a FIFTEEN (15) DAY grace period after which period a "late charge" of $0.05 FOR EACH $1.00 OVERDUE may be charged by the holder for the purpose of defraying the expense incident to handling such delinquent payment.

      DEFAULT: If any installment of this Note or interest payment is not paid within 15 days of the date and at the place herein specified and after THE BANK has given Borrower 15 days' written notice to cure said default, THE BANK may at its option, and without further notice declare this Note to be in default and the entire principal balance then remaining unpaid together with all interest which shall have accrued on the unpaid principal balance from and after the date of such default shall be due and payable in full without notice.

      It shall be a default of this Note if Borrower shall default in any payment of principal or interest on any indebtedness or contingent obligation for money borrowed (other than Borrower's obligations under this Note) or any other event shall occur, the effect of which is to permit such indebtedness or contingent obligation to be declared or such indebtedness or contingent obligation shall otherwise become due prior to its stated maturity, provided, however, that this provision shall not apply concerning obligations other than Borrower's obligations under this Note unless the amount involved exceeds $50,000.00.

      If a default shall occur in this loan and not be cured as provided in the loan documents or otherwise agreed to by THE BANK, THE BANK shall, after declaring the loan to be in default, have the right to increase the interest rate TWO (2%) PERCENT PER YEAR in excess of the note rate. This provision is in addition to any late charges that may be due.

      ATTORNEY'S FEE: If this Note is placed in the hands of an attorney for collection because of a default in the terms hereof or in the terms of any documents given as security for the within obligation, the undersigned agrees to pay the reasonable fees and costs of such attorney, whether or not legal action is

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instituted and further consents that if a judgment is entered in any action the amount of such fees shall form a part of such judgment in addition to any fees allowed by Statute or Rule of the Court.

      COMMITMENT LETTER COMPLIANCE: This Note is contingent upon Borrower's compliance with all of the terms and conditions contained in the commitment letter issued by THE BANK to Borrower on May 28, 2004. Upon breach of any term or condition contained therein,THE BANK shall have the right to declare this loan in default and demand payment in full of the principal balance remaining unpaid, together with all interest which shall have accrued thereon. Further, providing the said commitment letter so provides, THE BANK reserves the right to increase the interest rate in accordance with the provisions of the loan commitment for failure of the Borrower or any guarantor to submit required financial information within thirty days of the date of request by THE BANK. Should there be any conflict between the provisions of said commitment letter and this Note, the provisions of this Note shall apply.

      PAYMENT AT MATURITY: THIS LOAN IS PAYABLE IN FULL AT MATURITY OR UPON DEMAND IN THE EVENT OF A DEFAULT HEREUNDER OR UNDER THE TERMS OF ANY OTHER APPLICABLE LOAN INSTRUMENT. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST THEN DUE. THE BANK IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE BANK.

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      WAIVER OF PRESENTMENT: EACH AND ALL PARTIES hereto whether maker, endorsers, sureties, guarantor or otherwise do hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest.

      IN WITNESS WHEREOF, the Borrower hereunder has hereunto set its hand and seal the day and year first above written.

Attest:                               K-Tron International, Inc.
                                      By:

/s/ Mary E. Vaccara                   /s/ Edward B. Cloues, II
-----------------------------         ------------------------------------------
Mary E. Vaccara, Secretary            Edward B. Cloues, II, Chairman and Chief
                                      Executive Office

Sworn to and Subscribed
before me on June 9, 2004

___________________________
JEFFREY G. ALBERTSON, ESQ.
     ATTORNEY AT LAW
  STATE OF NEW JERSEY

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